Exhibit 99.1

Company Contact: Ornella Napolitano, VP and Treasurer FiberTower Corporation 415.659.3580 onapolitano@fibertower.com

FIBERTOWER ANNOUNCES ENGAGEMENT OF FINANCIAL ADVISOR &
RECEIPT OF NASDAQ DELISTING NOTICE

SAN FRANCISCO: January 25, 2012—FiberTower Corporation (NASDAQ: FTWR), a wireless backhaul services provider, today announced that it has engaged the Corporate Finance & Restructuring Group of FTI Consulting, Inc., to assist the Company with identifying and evaluating financial and strategic alternatives to maximize value for the Company’s stakeholders.

The Company also announced that on January 19, 2012, it received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (Nasdaq) notifying FiberTower of its intent to delist the Company’s securities from the Nasdaq. The letter provides that, absent an appeal of the staff’s determination by the Company, trading in the Company’s common stock will be suspended at the opening of business on January 30, 2012, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on Nasdaq.

FiberTower previously announced that it received a letter from the Nasdaq stating that it no longer complied with the rules required for continued listing on Nasdaq under Nasdaq Listing Rule 5250(c)(1).   FiberTower was provided with an initial period of 60 calendar days during which it could submit a plan to regain compliance.  In accordance with Listing Rule 5810(b), Nasdaq has notified the Company that failure to submit a plan has made it subject to delisting.

The Company has the right to appeal the Nasdaq staff’s determination to suspend trading in the Company’s securities and its delisting and deregistration from Nasdaq, but does not expect to do so.  Effective Monday, January 30, 2012 the Company anticipates that its common stock will commence trading under the symbol FTWR on the OTC Pink-Limited Information Tier, operated by OTC Markets Group.  The Company’s common stock will cease trading on Nasdaq at the opening of the market on Monday, January 30, 2012.

About FiberTower

FiberTower is a backhaul and access services provider focused primarily on the wireless carrier market.  With its extensive spectrum footprint in 24 GHz and 39 GHz bands, carrier-class fiber and microwave networks in 13 major markets and master service agreements with nine U.S. wireless carriers, FiberTower is an alternative carrier for wireless backhaul.  FiberTower also provides backhaul and access service to government and enterprise markets. For more information, please visit our website at www.fibertower.com.

Forward-Looking Statements

This news release includes “forward-looking’” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, or SEC, in its rules, regulations and releases.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  These include statements regarding, among other things, our future financial performance and results of operations including our financial and business prospects, the determination of asset impairment charges for the quarterly period ended September 30, 2011, our ability to file our third quarter report on Form 10-Q for the period ended September 30, 2011 in a timely fashion, the deployment of our services, capital requirements, financing prospects, planned capital expenditures, anticipated customer growth, expansion plans, and anticipated cash balances.

There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially from those expressed or implied by these forward-looking statements. These include, among other things, negative cash flows and operating and net losses, additional liquidity requirements, potential loss of significant customers, downturns in the wireless communication industry, regulatory costs and restrictions, potential loss of FCC licenses, equipment supply disruptions and cost increases, competition from alternative backhaul service providers and technologies, along with those risk factors described in the company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.